                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12.

                       HUTCHINSON TECHNOLOGY INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                       HUTCHINSON TECHNOLOGY INCORPORATED

40 West Highland Park Drive NE
Hutchinson, Minnesota 55350
(320) 587-3797

                                                               December 15, 2003

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Minneapolis Grand Hotel, 615 Second Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m., Minneapolis time, on Wednesday, January 28, 2004.

     The Secretary's Notice of Annual Meeting and the Proxy Statement that follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed Proxy and return it in the accompanying envelope, or vote the enclosed Proxy by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card, as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the Proxy and vote in person at that time if you so desire.

                                          Sincerely,

                                          /s/ Wayne M. Fortun

                                          Wayne M. Fortun
                                          Chief Executive Officer

                                 VOTING METHOD

     The accompanying Proxy Statement describes important issues affecting Hutchinson Technology Incorporated. If you are a shareholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You may also revoke your Proxy any time before the Annual Meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

     1.   BY TELEPHONE

        a. On a touch-tone telephone, call toll-free 1-800-240-6326, 24 hours a day, seven days a week, until 11 a.m. CT on January 27, 2004.

        b. You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (which are located in the upper right hand corner of the proxy card) and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. Social Security Number or Tax Identification Number, please enter four zeros.

        c.   Follow the simple instructions provided.

     2.   BY INTERNET

        a. Go to the web site at http://www.eproxy.com/htch/, 24 hours a day, seven days a week, until 12 p.m. (noon) CT on January 27, 2004.

        b. You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (which are located in the upper right hand corner of the proxy card) and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. Social Security Number or Tax Identification Number, please leave blank.

        c.   Follow the simple instructions provided.

     3. BY MAIL (IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.)

        a.   Mark, sign and date your proxy card.

        b. Return it in the enclosed postage-paid envelope or return it to Hutchinson Technology Incorporated, c/o Shareowner Services(TM), P.O. Box 64873, St. Paul, MN 55164-0873.

     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                       HUTCHINSON TECHNOLOGY INCORPORATED

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 28, 2004

                         ------------------------------

     The Annual Meeting of Shareholders of Hutchinson Technology Incorporated will be held at the Minneapolis Grand Hotel, 615 Second Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m., Minneapolis time, on Wednesday, January 28, 2004 for the following purposes:

1. To elect a Board of Directors of eight directors, to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

2. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending September 26, 2004.

3. To transact such other business as may properly be brought before the meeting.

     The Board of Directors has fixed December 4, 2003 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

     YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE URGENTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE THAT IS PROVIDED, OR VOTE THE ENCLOSED PROXY BY TELEPHONE OR THROUGH THE INTERNET IN ACCORDANCE WITH THE VOTING INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO BEING EXERCISED, AND RETURNING YOUR PROXY OR VOTING YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

                                          By Order of the Board of Directors,

                                          /s/ Peggy Steif Abram

                                          Peggy Steif Abram
                                          Secretary
Hutchinson, Minnesota
December 15, 2003

                                ---------------

                                PROXY STATEMENT

                                ---------------

                              GENERAL INFORMATION

     The enclosed Proxy is being solicited by the Board of Directors (the "Board") of Hutchinson Technology Incorporated (the "Company") for use in connection with the Annual Meeting of Shareholders to be held on Wednesday, January 28, 2004 at the Minneapolis Grand Hotel, 615 Second Avenue South, Minneapolis, Minnesota, at 10:00 a.m., Minneapolis time, and at any adjournments thereof. Only shareholders of record at the close of business on December 4, 2003 will be entitled to vote at such meeting or adjournment. Proxies in the accompanying form that are properly signed and duly returned to an officer of the Company, or voted by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card, and not revoked, will be voted in the manner specified. A shareholder executing a Proxy retains the right to revoke it at any time before it is exercised by notice in writing to an officer of the Company of termination of the Proxy's authority or a properly signed and duly returned Proxy bearing a later date.

     The address of the principal executive office of the Company is 40 West Highland Park Drive NE, Hutchinson, Minnesota 55350 and the telephone number is
(320) 587-3797. The mailing of this Proxy Statement and the Board's form of Proxy to shareholders will commence on or about December 15, 2003.

     The Company must receive shareholder proposals intended to be presented at the Annual Meeting of Shareholders in the year 2005 that are requested to be included in the Proxy Statement for that meeting at its principal executive office no later than August 18, 2004. The Company must receive any other shareholder proposals intended to be presented at the Annual Meeting of Shareholders in the year 2005 at its principal executive office no later than October 30, 2004.

     The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") present and entitled to vote is required for approval of each proposal presented in this Proxy Statement. A shareholder voting through a Proxy who abstains with respect to a certain proposal is considered to be present and entitled to vote on such proposal at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on a certain proposal will not be considered present and entitled to vote on such proposal.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of December 4, 2003, the ownership of Common Stock by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, each director, each executive officer named in the Summary Compensation Table on page 12, and all executive officers and directors as a group. At December 4, 2003, there were 25,951,150 shares of Common Stock issued and outstanding, each of which is entitled to one vote.

            NAME OF BENEFICIAL OWNER                AMOUNT AND NATURE OF       PERCENTAGE OF
              OR IDENTITY OF GROUP                BENEFICIAL OWNERSHIP (1)   OUTSTANDING SHARES
            ------------------------              ------------------------   ------------------
FMR Corp.                                                3,204,426(2)               12.3
  Boston, Massachusetts 02109
First Pacific Advisors, Inc.                             2,533,500(3)                9.8
  Los Angeles, California 90064
Eastbourne Capital Management, L.L.C                     1,568,062(4)                6.0
  San Rafael, California 94901
Jeffrey W. Green                                           388,763(5)                1.5
Wayne M. Fortun                                            952,700(6)                3.6
W. Thomas Brunberg                                          17,167(7)                  *
Archibald Cox, Jr.                                          45,332(8)                  *
Russell Huffer                                              15,332(9)                  *
R. Frederick McCoy, Jr.                                     12,667(10)                 *
William T. Monahan                                          16,332(11)                 *
Richard B. Solum                                            15,332(12)                 *
Beatrice A. Graczyk                                        184,559(13)                 *
John A. Ingleman                                           207,726(14)                 *
Richard J. Penn                                            182,710(15)                 *
R. Scott Schaefer                                          168,030(16)                 *
Executive officers and directors as a group (15          2,415,602(17)               8.8
  persons)

------------------------------

  *  Less than 1%.

 (1) Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to such shares. Excludes fractional shares held by any listed beneficial owner.

 (2) The number of shares indicated is based on information reported to the Securities and Exchange Commission ("SEC") in a Schedule 13G filed by FMR Corp. ("FMR"), Edward C. Johnson and Abigail P. Johnson on August 11, 2003, and reflects beneficial ownership as of July 31, 2003. FMR is the beneficial owner of the shares indicated as a result of acting as an investment advisor. FMR disclaims beneficial ownership of all shares indicated.

    Each of FMR, Edward C. Johnson and Abigail P. Johnson share beneficial ownership over the same 3,204,926 shares listed as beneficially owned by FMR. Each of FMR, Edward C. Johnson and Abigail P. Johnson has shared voting power and shared investment power with respect to all of the shares.

 (3) The number of shares indicated is based on information reported to the SEC in a Schedule 13G filed by First Pacific Advisors, Inc. ("First Pacific") on February 13, 2003, and reflects beneficial ownership as of February 13, 2003. First Pacific has shared voting power with respect to 1,037,100 shares and shared investment power with respect to all shares indicated.

 (4) The number of shares indicated is based on information reported to the SEC in a Schedule 13G filed by Eastbourne Capital Management, L.L.C. ("Eastbourne") and Richard John Barry ("Barry") on February 13, 2003, and reflects beneficial ownership as of February 13, 2003. Each of Eastbourne and Barry share beneficial ownership over the same 1,568,062 shares listed as beneficially owned by Eastbourne. Eastbourne is the beneficial owner of the shares indicated as a result of acting as an investment advisor. Each of Eastbourne and Barry has shared voting power and shared investment power with respect to all shares indicated.

 (5) Of these shares, 660 are held by Mr. Green in joint tenancy with his wife and 133,800 are held in an IRA for Mr. Green.

 (6) Of these shares, 177,038 are held by Mr. Fortun in joint tenancy with his wife. Includes 715,000 shares covered by currently exercisable options granted to Mr. Fortun.

 (7) Of these shares, 1,150 are held in trusts, 1,050 are held in an IRA for Mr. Brunberg and 300 are held in an IRA for Mr. Brunberg's wife. Includes 9,000 shares covered by currently exercisable options granted to Mr. Brunberg and 3,000 shares covered by options that are exercisable within 60 days hereof.

 (8) Includes 9,000 shares covered by currently exercisable options granted to Mr. Cox and 3,000 shares covered by options that are exercisable within 60 days hereof.

 (9) Includes 9,000 shares covered by currently exercisable options granted to Mr. Huffer and 3,000 shares covered by options that are exercisable within 60 days hereof.

(10) Includes 6,000 shares covered by currently exercisable options granted to Mr. McCoy and 3,000 shares covered by options that are exercisable within 60 days hereof.

(11) Includes 9,000 shares covered by currently exercisable options granted to Mr. Monahan and 3,000 shares covered by options that are exercisable within 60 days hereof.

(12) Of these shares, 2,000 are held in an IRA for Mr. Solum. Includes 9,000 shares covered by currently exercisable options granted to Mr. Solum and 3,000 shares covered by options that are exercisable within 60 days hereof.

(13) Of these shares, 54,150 are held by Ms. Graczyk in joint tenancy with her husband. Includes 130,340 shares covered by currently exercisable options granted to Ms. Graczyk.

(14) Of these shares, 71,700 are held by Mr. Ingleman in joint tenancy with his wife. Includes 135,060 shares covered by currently exercisable options granted to Mr. Ingleman.

(15) All of these shares are covered by currently exercisable options granted to Mr. Penn.

(16) Includes 124,710 shares covered by currently exercisable options granted to Mr. Schaefer.

(17) Includes 1,470,420 shares covered by currently exercisable options and 18,000 shares covered by options that are exercisable within 60 days hereof, granted to executive officers and directors of the Company.

                             ELECTION OF DIRECTORS

     The By-Laws of the Company provide that the business of the Company will be managed by or under the direction of a board of directors of not less than three nor more than nine directors, which number will be determined by the shareholders at their annual meeting. Each director will be elected at the Annual Meeting of Shareholders for a term of one year or until a successor is elected and has qualified. The Board has recommended that the number of directors to be elected for the ensuing year be set at eight and has nominated the eight persons named below for election as directors. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the eight nominees named below to constitute the entire Board.

     All of the nominees named below are current directors of the Company. Each nominee has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the meeting for any reason, the Proxies named in the enclosed form of Proxy may vote for a substitute nominee in their discretion.

     The affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Common Stock present and entitled to vote on the election of directors is required for election to the Board of each of the eight nominees named below.

     The following table sets forth certain information as to each nominee for the office of director:

           NAME              AGE                      POSITION
           ----              ---                      --------
Jeffrey W. Green             63    Chairman of the Board and Director
Wayne M. Fortun              54    President, Chief Executive Officer and Director
W. Thomas Brunberg           63    Director
Archibald Cox, Jr.           63    Director
Russell Huffer               54    Director
R. Frederick McCoy, Jr.      46    Director
William T. Monahan           56    Director
Richard B. Solum             59    Director

     Mr. Green is a co-founder of the Company and has served as a director since the Company's formation in 1965. Mr. Green has been Chairman of the Board since January 1983, and served as the Company's Chief Executive Officer from January 1983 to May 1996.

     Mr. Fortun was elected President and Chief Operating Officer in 1983, Chief Executive Officer in May 1996, and is now President and Chief Executive Officer. He has served as a director of the Company since 1983. Mr. Fortun is also a director of G&K Services, Inc. and C.H. Robinson Worldwide, Inc. Mr. Fortun has been with the Company since 1975.

     Mr. Brunberg became a director of the Company in 1975. He is a certified public accountant and since March 1991 has been President, Chief Executive Officer and a managing shareholder in, and is presently Chairman of the Board of Directors of, the Minneapolis accounting firm of Brunberg Thoresen Diaby & Associates, Ltd.

     Mr. Cox became a director of the Company in 1996. Since February 1999, Mr. Cox has been President and Chief Executive Officer, and was Vice Chairman and President from October 1995 until February 1999, of Magnequench, Inc., a manufacturer of magnetic material. He has been Chairman of Sextant Group, Inc., a financial advisory firm, since August 1993.

     Mr. Huffer became a director of the Company in 1999. Since June 1999, Mr. Huffer has been Chairman of Apogee Enterprises, Inc. ("Apogee"), a manufacturer of glass products, services and systems. He has been

President, Chief Executive Officer and a director of Apogee since January 1998, and has served in various senior management positions with Apogee or its subsidiaries since 1986.

     Mr. McCoy became a director of the Company in 2002. Since May 2000, Mr. McCoy has been President, Cardiac Rhythm Management, of Guidant Corporation ("Guidant"), a developer, manufacturer and marketer of innovative medical technologies for the treatment of cardiac and vascular diseases. Mr. McCoy served as President, Guidant Asia Pacific Operations, from January 1997 through April 2000.

     Mr. Monahan became a director of the Company in 2000. Since March 1996, Mr. Monahan has been Chairman of the Board, President, Chief Executive Officer and a director of Imation Corp., a developer, manufacturer and marketer of data storage and imaging products and services.

     Mr. Solum became a director of the Company in 1999. Since July 1, 1998, Mr. Solum has been a partner in the law firm of Dorsey & Whitney LLP. He was a judge of the Hennepin County District Court from January 1992 through June 1998. Mr. Solum previously served as a director of the Company from 1977 until January 1992.

     None of the above nominees is related to each other or to any executive officer of the Company.

     The Company has an audit committee (the "Audit Committee") composed of W. Thomas Brunberg, Russell Huffer and Richard B. Solum. The Audit Committee's function is one of oversight and, in that regard, the Audit Committee meets with the Company's management and internal auditor, and the Company's independent public accountants, to review and discuss the Company's financial reporting and the Company's controls respecting accounting and risk of material loss. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is regularly reviewed in light of SEC and National Association of Securities Dealers ("NASD") regulations; the current version, adopted by the Board on November 19, 2003, is attached hereto as Appendix A. The Audit Committee held seven meetings in fiscal year 2003.

     All members of the Audit Committee are "independent," as that term is used in Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as that term is defined in Rule 4200(a)(15) of the NASD listing standards and as that term is defined by Section 301 of the Sarbanes-Oxley Act of 2002. The Audit Committee has received information from management with respect to information technology consulting services relating to financial information systems design and implementation, of which the Company's independent auditors provided none. The Audit Committee also has received information from management and pre-approved other non-audit services provided by the Company's independent auditors, and has considered whether the provision of those services is compatible with maintaining the auditors' independence. The Board has determined that Mr. Brunberg, a member of the Audit Committee, is an "audit committee financial expert" as defined by the SEC's regulations.

     The Company has a compensation committee (the "Compensation Committee") composed of Archibald Cox, Jr., R. Frederick McCoy, Jr. and William T. Monahan. The Compensation Committee held seven meetings in fiscal year 2003. The Compensation Committee discharges the Board's responsibilities with respect to all forms of compensation of the Company's executive officers and oversight of the Company's compensation plans. The responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, which is regularly reviewed in light of SEC and NASD regulations.

     In June 2003, the Board created a governance and nominating committee (the "Governance Committee") composed of Russell Huffer, William T. Monahan and Richard B. Solum. The Governance Committee held two meetings in fiscal year 2003. The Governance Committee assists the Board in developing and implementing the Company's Principles of Corporate Governance, identifying candidates for director positions, determining the composition of the Board and its committees, and maintaining a high standard of governance, care and due diligence in carrying out their responsibilities. The responsibilities of the Governance

Committee are set forth in the Governance Committee Charter, which is regularly reviewed in light of SEC and NASD regulations. The Governance Committee will consider persons recommended by shareholders in selecting nominees for election to the Board. Shareholders who wish to suggest qualified candidates should write to: Hutchinson Technology Incorporated, 40 West Highland Park Drive NE, Hutchinson, Minnesota 55350, Attention: Governance and Nominating Committee, c/o Chief Financial Officer. All recommendations should state in detail the qualifications of such persons for consideration by the Governance Committee and should be accompanied by an indication of the person's willingness to serve.

     The Board held eight meetings during fiscal year 2003. During fiscal year 2003, each director, other than R. Frederick McCoy, Jr., attended at least 75% of the meetings of the Board and Board committees on which he serves. Each non-employee director of the Company elected to receive, in lieu of a cash retainer fee for the 2003 fiscal year, 1,295 shares of restricted Common Stock, issued pursuant to the Hutchinson Technology Incorporated 1996 Incentive Plan (the "Incentive Plan"). Each non-employee director of the Company also received a fee of $1,250 for each Board meeting attended in person or by conference call, and $1,250 for each Board committee meeting attended by the director. W. Thomas Brunberg, Archibald Cox, Jr. and Richard B. Solum each received a fee of $4,000 for acting as chair of the Audit Committee, Compensation Committee and Governance Committee, respectively. On January 29, 2003, each non-employee director of the Company elected to the Board on that date received an option pursuant to the Incentive Plan to purchase 3,000 shares of Common Stock at an exercise price of $23.85 per share, which was equal to the fair market value per share of the Common Stock at the time the option was granted. The options granted to non-employee directors generally are not exercisable for one year after the date of grant.

     All persons serving as non-employee directors of the Company are entitled to receive retirement benefits under the Company's Directors' Retirement Plan (the "Retirement Plan"). Under the Retirement Plan, following cessation of service as a director of the Company (i) after at least five years of service on the Board, (ii) upon reaching age 65, or (iii) regardless of the length of service on the Board, as a result of such non-employee director's death or permanent disability while a director, a non-employee director (or his or her beneficiary) will receive a cash retirement benefit equal on an annual basis to the amount of the annual retainer fee (exclusive of meeting fees) in effect at the time such individual ceases to serve on the Board. The benefit is payable no less frequently than annually for a period equal to one-half of the period such non-employee director served on the Board up to a maximum payment period of five years. Payments otherwise due in installments may become payable in a lump sum upon the occurrence of certain change of control events specified in the Retirement Plan.

     All members of the Board except Jeffrey W. Green and Wayne M. Fortun are "independent," as that term is used in Section 10A of the Exchange Act and as that term is defined in Rule 4200(a)(15) of the NASD listing standards.

                             AUDIT COMMITTEE REPORT

     The role of the Audit Committee, which is composed of three independent non-employee directors, is one of oversight of the Company's management and the Company's outside auditors in regard to the Company's financial reporting and the Company's controls respecting accounting and risk of material loss. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company's management and independent auditors.

     The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended September 28, 2003 with the Company's management; (ii) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); and (iii) received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the Company's independent accountant the independent accountant's independence.

     Based on the review and discussions with management and the Company's independent auditors referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 2003 for filing with the SEC.

                                          Audit Committee:

                                          W. Thomas Brunberg, Chair
                                          Russell Huffer
                                          Richard B. Solum

                                   AUDIT FEES

     On June 13, 2002, the Company discontinued the engagement of Arthur Andersen LLP as the Company's independent auditors and engaged Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2002. The Company was billed $152,500 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte & Touche") for audit services in connection with their review of the Company's interim financial statements for the third quarter of fiscal year 2002 and for the fiscal year 2002 year-end audit, in addition to fees for audit services that are normally provided by an accountant in connection with statutory and regulatory filings or engagements, such as comfort letters and consents related to SEC registration statements, for fiscal year 2002.

     The Company was billed $290,065 by Deloitte & Touche for audit services in connection with their review of the Company's interim financial statements for the first three quarters of fiscal year 2003 and for the fiscal year 2003 year-end audit, in addition to fees for audit services that are normally provided by an accountant in connection with statutory and regulatory filings or engagements, such as comfort letters and consents related to SEC registration statements, for fiscal year 2003.

                               AUDIT-RELATED FEES

     The Company was not billed any amounts by Deloitte & Touche for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements during fiscal year 2002 or 2003 that are not reported under "Audit Fees".

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company was not billed any amounts by Deloitte & Touche for financial information systems design and implementation during fiscal year 2002 or 2003.

                                    TAX FEES

     The Company was not billed any amounts by Deloitte & Touche for tax fees during fiscal year 2002 and was billed $364,373 for tax fees for fiscal year 2003. These fees related to tax compliance, tax planning and tax controversy services.

                                 ALL OTHER FEES

     The Company was not billed any amounts by Deloitte & Touche for other services during fiscal year 2002 or 2003.

               APPROVAL OF INDEPENDENT AUDITOR SERVICES AND FEES

     The Company's Audit Committee Charter, adopted by the Board and attached as Appendix A, requires that the Audit Committee approve the retention of the independent auditors for any non-audit service and consider whether the provision of these non-audit services by the outside auditors is compatible with maintaining the outside auditor's independence, prior to engagement for such services. The Audit Committee actively monitors the relationship between audit and non-audit services provided. In fiscal year 2002 and 2003, all of the services listed under the heading Tax Fees were pre-approved by the Audit Committee.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is composed of three independent non-employee directors, discharges the Board's responsibilities with respect to all forms of compensation of the Company's executive officers and oversight of the Company's compensation plans. The Compensation Committee's intent is to make the compensation packages of the executive officers of the Company sufficient to attract and retain persons of exceptional quality, and to provide effective incentives to motivate and reward Company executives for achieving the financial and strategic goals of the Company essential to the Company's long-term success and to growth in shareholder value. The Company's executive compensation package consists of three main components: (i) base salary; (ii) annual cash bonuses; and (iii) stock options. Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of compensation over $1 million paid by a company to certain executive officers. The Section 162(m) limit does not apply to "performance-based compensation," and the stock options granted to executives in fiscal year 2003 pursuant to the Incentive Plan have been structured to qualify as performance-based compensation for these purposes. The Company believes, however, that cash bonuses payable under the Company's Fiscal Year 2003 Management Bonus Plan (the "Bonus Plan") and the Fiscal Year 2003 BioMeasurement Division Bonus Plan (the "BioMeasurement Bonus Plan") would not qualify as performance-based compensation for Section 162(m) purposes, and that the excess of combined salary and bonus amounts above $1 million paid to any of the covered executive officers would not be deductible by the Company under current federal income tax laws.

BASE SALARY

     The base salary of each executive officer of the Company, including the Company's Chief Executive Officer (the "CEO") but not the Company's Chairman of the Board of Directors (the "Chairman"), is determined annually by the Compensation Committee after considering the compensation levels of personnel with similar responsibilities at other companies in high technology industries and in manufacturing generally and the individual performance of each executive officer. Salary decisions concerning executive officers are made by the Compensation Committee at the beginning of each fiscal year.

     To maintain a competitive level of executive compensation and retain superior personnel, the Compensation Committee annually reviews two surveys on executive compensation for manufacturers in high technology industries and for manufacturers generally (the "Surveys"). Using the Surveys, the base salary range for each executive officer position, including the CEO but not the Chairman, is targeted to be in line with the industry standards for similar positions.

     Each executive officer's base pay is then determined relative to the range established by the Surveys for their position, based on individual performance, experience and job responsibility. With respect to all executive officers, including the CEO but not the Chairman, the individual performance and achievements of each executive officer in the prior fiscal year are given significant weight in the Compensation Committee's annual review of base salaries. Individual performance is assessed by an annual written performance appraisal that evaluates each officer's performance in areas such as leadership, vision setting, motivation and development of employees, global economic marketing and business know-how. The CEO's performance appraisal is prepared by the Chair of the Compensation Committee following discussion among all Compensation Committee members of written input provided by members of the Board and each executive officer or manager that reports directly to the CEO. The CEO provides the Compensation Committee performance appraisals and base salary recommendations for all other executive officers following interviews by the CEO with each officer's peers and subordinates. In addition, the CEO assesses each officer's individual performance by reviewing their quarterly achievement of specific "results objectives" developed by turning corporate financial and strategic goals into specific personal objectives.

     With respect to the Chairman, base salary is determined annually by the Compensation Committee after considering the Chairman's expected job responsibilities during the fiscal year and the time required to meet such duties.

ANNUAL INCENTIVE COMPENSATION

     During fiscal year 2003, the Company had in effect the Bonus Plan for management and executive officers of the Company, other than management and the executive officer of the Company's BioMeasurement Division. During fiscal year 2003, the Company also had in effect the BioMeasurement Bonus Plan for management and the executive officer of the Company's BioMeasurement Division. The Compensation Committee administered both the Bonus Plan and the BioMeasurement Bonus Plan. Eight of the nine executive officers of the Company were eligible to participate in the Bonus Plan, and one of the nine executive officers of the Company was eligible to participate in the BioMeasurement Bonus Plan.

     The Bonus Plan was designed (i) to link managers more directly to the Company's corporate goals and performance, and (ii) to maintain the Company's market competitiveness for managers' total compensation. Under the Bonus Plan, the Compensation Committee set goals for the Company's quarterly earnings per share at the start of each fiscal quarter and these quarterly earnings per share goals were aggregated at the end of the year to establish the Company's annual earnings per share goal. At the end of the year, the Compensation Committee determined a preliminary bonus amount for each executive officer participating in the Bonus Plan based upon (a) the Company's actual annual earnings per share performance relative to the annual goal and (b) a percentage of each officer's base salary that was set by the Compensation Committee at the beginning of the fiscal year.

     The BioMeasurement Bonus Plan was designed (i) to link the executive officer and other management employees of the Company's BioMeasurement Division more directly to the Company's corporate goals and performance, and (ii) to maintain the Company's market competitiveness for this executive officer's and these managers' total compensation. Under the BioMeasurement Bonus Plan, the Compensation Committee set a goal for the BioMeasurement Division's annual earnings per share at the start of the fiscal year. At the end of the year, the Compensation Committee determined a preliminary bonus amount for the BioMeasurement Division's executive officer based upon (a) the BioMeasurement Division's actual annual earnings per share performance relative to the goal and (b) a percentage of this officer's base salary that was set by the Compensation Committee at the beginning of the fiscal year.

     With respect to the CEO, the percentage of base salary on which his bonus was based was set by the Compensation Committee after reviewing incentive compensation information for individuals in a similar position, as presented in the Surveys. With respect to the Chairman, the Compensation Committee set his base salary percentage after assessing the expected job responsibilities of the Chairman in fiscal year 2003. The base salary percentages for the other executive officers were set by the Compensation Committee after comparing each such officer's job responsibilities to those of comparable jobs, and the bonuses associated with such comparable jobs, as presented in the Surveys.

     Each of the Bonus Plan and the BioMeasurement Bonus Plan permitted the Compensation Committee, in its sole discretion, to increase or decrease actual bonus compensation amounts awarded to any participant. The Compensation Committee exercises its discretion based on its assessment of the Company's performance and needs, as well as individual performance. To assist the Compensation Committee in determining whether to make any such adjustments, the CEO reviewed the individual performance of the participants in each plan, other than himself and the Chairman, for fiscal year 2003, based on the written performance appraisals and "results objectives" described above, and summarized these reviews for the Compensation Committee. Based on the reviews of individual performance, the Compensation Committee determined not to adjust any of the awards to executive officers that otherwise would have been payable under the Bonus Plan and the BioMeasurement Bonus Plan. Bonuses earned under the Bonus Plan and the BioMeasurement Bonus Plan were paid in cash early in fiscal year 2004.

STOCK OPTIONS

     The Company's stock option program is intended to provide a long-term incentive for executive officers and other key employees. The purpose of the program is to promote the interests of the Company and its shareholders by providing the Company's personnel with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the Company believes the program will aid in attracting and retaining personnel of outstanding ability by providing such personnel with an opportunity to acquire a proprietary interest in the Company.

     The Incentive Plan is administered by the Compensation Committee and authorizes the Compensation Committee to grant options to purchase Common Stock of the Company to any full-time employee, including all executive officers, and to other individuals who are not employees but who provide services as advisors or consultants. Generally, options are granted annually to purchase shares of Common Stock over a ten-year period at the fair market value per share at the time the options are granted. Options granted during fiscal year 2003 generally were not exercisable for one year after the date of grant.

     The number of options to be awarded to the Chairman and the CEO is determined by the Compensation Committee on the basis of its view of such officer's long-term individual performance and the overall strategic contribution of such individual to corporate performance. Option grants to the Chairman and the CEO are made on the same terms as all other options granted by the Compensation Committee to other employees of the Company. In determining the number of options to be granted, the Compensation Committee takes into account the number of options then held by the Chairman and the CEO and the number of options granted as a percentage of all outstanding shares.

     The number of options to be awarded to each executive officer, other than the Chairman and the CEO, is proposed by the CEO after comparing each such officer's job responsibilities to those of comparable jobs, and the dollar amount and number of options granted to executive officers with comparable jobs as presented in the Surveys. The Compensation Committee reviews the recommendations of the CEO and approves the final list of such option recipients and the amounts of the awards.

                                          Compensation Committee:

                                          Archibald Cox, Jr., Chair
                                          R. Frederick McCoy, Jr.
                                          William T. Monahan

                           SUMMARY COMPENSATION TABLE

     The following table shows, for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), information concerning compensation earned for services in all capacities during the fiscal year ended September 28, 2003, as well as compensation earned by each such person for the two previous fiscal years:

                                                                LONG-TERM
                                                               COMPENSATION
                                                               ------------
                                       ANNUAL COMPENSATION      SECURITIES
                                      ----------------------    UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)    COMPENSATION ($)(1)
---------------------------    ----   ----------   ---------   ------------   -------------------
Wayne M. Fortun                2003    550,014      687,518       50,000            12,000
President and Chief            2002    546,168      935,000       50,000            12,000
Executive Officer              2001    530,822        --          50,000            10,200

Beatrice A. Graczyk            2003    267,448      168,129       16,000            12,540
Vice President of              2002    254,464      198,900       16,000            11,460
Business Development           2001    252,092        --          16,000            10,200

John A. Ingleman               2003    260,598      165,009       16,000            12,475
Vice President and Chief       2002    250,221      195,845       16,000            11,284
Financial Officer              2001    247,005        --          16,000            10,200

Richard J. Penn                2003    266,756      168,129       16,000            12,480
Vice President of Operations   2002    254,160      195,845       16,000            11,520
                               2001    247,005        --          16,000            10,200

R. Scott Schaefer              2003    271,618      170,625       16,000            12,075
Vice President and             2002    261,934      202,735       16,000            11,925
Chief Technical Officer        2001    247,850        --          16,000            10,200

------------------------------

(1) Amounts represent Company matching cash contributions under the Company's 401-K Plan.

                                 OPTION TABLES

     The following tables summarize stock option grants to and exercises by the Named Executive Officers during the fiscal year ended September 28, 2003, and certain other information relative to such options:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                      INDIVIDUAL GRANTS                                            VALUE AT ASSUMED
---------------------------------------------------------------------------------------------    ANNUAL RATES OF STOCK
                       SECURITIES           PERCENT OF                                          PRICE APPRECIATION FOR
                       UNDERLYING         TOTAL OPTIONS       EXERCISE OR                         OPTION TERM ($) (3)
                         OPTIONS       GRANTED TO EMPLOYEES   BASE PRICE                        -----------------------
       NAME          GRANTED (#) (1)      IN FISCAL YEAR      ($/SHR) (2)    EXPIRATION DATE       5%           10%
-------------------  ---------------   --------------------   -----------   -----------------   ---------   -----------
Wayne M. Fortun          50,000                9.90              24.77      November 20, 2012    779,000       974,000
Beatrice A. Graczyk      16,000                3.17              24.77      November 20, 2012    249,280       631,680
John A. Ingleman         16,000                3.17              24.77      November 20, 2012    249,280       631,680
Richard J. Penn          16,000                3.17              24.77      November 20, 2012    249,280       631,680
R. Scott Schaefer        16,000                3.17              24.77      November 20, 2012    249,280       631,680

------------------------------

(1) All such options are granted under the Incentive Plan. Of the total number of such options granted to each Named Executive Officer, 4,037 are intended to be "incentive stock options" as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, and the remainder are non-statutory stock options. Such options generally are not exercisable for one year after the date of grant. Such options become immediately exercisable, however, upon (a) death or disability of the holder, (b) a change of control (defined as certain changes in the Board, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or liquidation or dissolution of the Company), or (c) cancellation of such options by the Compensation Committee, which administers the Incentive Plan, in the event of the proposed dissolution or liquidation of the Company or certain mergers, sales of corporate assets, statutory share exchanges or similar transactions. The holder is permitted to pay the exercise price and (if permitted by the Compensation Committee and subject to certain restrictions) any withholding taxes due upon exercise with either cash or shares of Common Stock.

(2) The exercise price of such options is not less than the Fair Market Value (as defined in the Incentive Plan) of a share of Common Stock at the time of grant.

(3) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the SEC, and is not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                     OPTIONS AT FISCAL YEAR-END      IN-THE-MONEY OPTIONS AT
                             SHARES       VALUE                 (#)                  FISCAL YEAR-END ($) (2)
                          ACQUIRED ON    REALIZED   ----------------------------   ----------------------------
          NAME            EXERCISE (#)   ($) (1)    EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------------  ------------   --------   -----------    -------------   ------------   -------------
Wayne M. Fortun              11,670      307,647      665,000         50,000        10,199,125       400,500
Beatrice A. Graczyk            --          --         114,340         16,000         1,459,258       128,160
John A. Ingleman              3,150       49,968      122,180         16,000         1,602,793       128,160
Richard J. Penn                --          --         166,710         16,000         2,185,946       128,160
R. Scott Schaefer              --          --         108,710         16,000         1,295,343       128,160

------------------------------

(1) Market value of underlying securities on date of exercise minus the exercise price.

(2) Market value of underlying securities at fiscal year-end minus the exercise price.

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing, for a period of five fiscal years ended September 28, 2003, the yearly cumulative total shareholder return on the Company's Common Stock with the yearly cumulative total shareholder return of the S&P 500 Index and AMEX Disk Drive Index. The comparison of total shareholder returns assumes that $100 was invested on September 28, 1998 in each of the Company, the S&P 500 Index and the AMEX Disk Drive Index, and that dividends were reinvested when and as paid.

     Since Read-Rite Corporation, a member of the Company's prior peer composite index, no longer has a class of stock listed on the Nasdaq National Market, the Company recently reevaluated the composition of its performance peer group as well as the applicability of the AMEX Disk Drive Index, and determined a change was appropriate. The Company is included in the AMEX Disk Drive Index. The companies in the former peer group are Adaptec Incorporated, Cirrus Logic Incorporated, Innovex Incorporated and Read-Rite Corporation. During this transition year, both the AMEX Disk Drive Index and the former peer group (without Read-Rite Corporation) are shown so that shareholders may compare them for the most recent five-year performance.

                              (PERFORMANCE GRAPH)

                            HTI'S FISCAL YEAR ENDING

-------------------------------------------------------------------------------------------------------
                                             1998      1999      2000      2001     2002     2003
-------------------------------------------------------------------------------------------------------
    Hutchinson Technology                   $100.00   $155.40   $131.36   $99.23   $92.21   $182.75
-------------------------------------------------------------------------------------------------------
    AMEX Disk Drive Index ('DDX)             100.00    122.26    138.67    99.64    79.19     95.42
-------------------------------------------------------------------------------------------------------
    S&P 500 Index                            100.00     78.34    104.16    51.05    41.30    103.72
-------------------------------------------------------------------------------------------------------
    Old Peer Composite Index                 100.00    257.11    294.14    79.22    39.37     78.42
-------------------------------------------------------------------------------------------------------

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and the regulations promulgated thereunder require directors and certain officers of the Company and persons who own more than ten percent of the Company's Common Stock to file reports of their ownership of the Company's Common Stock and changes in such ownership with the SEC. No officers or directors of the Company failed to file on a timely basis any required report.

           RELATIONSHIP WITH AND APPOINTMENT OF INDEPENDENT AUDITORS

     On June 13, 2002, the Audit Committee approved discontinuing the engagement of Arthur Andersen LLP as the Company's independent auditors and engaging Deloitte & Touche to serve as the Company's independent auditors for the fiscal year ended September 29, 2002. Arthur Andersen LLP's reports on the Company's consolidated financial statements for the fiscal year ended September 30, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the Company's fiscal year ended September 30, 2001 and through June 13, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreements in connection with Arthur Andersen LLP's report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Exchange Act. During the fiscal year ended September 30, 2001 and through June 13, 2002, the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     The firm of Deloitte & Touche, independent public accountants, has been the auditors for the Company since June 13, 2002. The Audit Committee has selected Deloitte & Touche to serve as the Company's independent public accountants for the fiscal year ending September 26, 2004, subject to ratification by the shareholders. While it is not required to do so, the Audit Committee is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Audit Committee will reconsider its selection. Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche as independent public accountants for the Company for the fiscal year ending September 26, 2004.

     A representative of Deloitte & Touche will be present at the Annual Meeting of Shareholders and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

                                    GENERAL

     The 2003 Annual Report and the Annual Report on Form 10-K of the Company for fiscal year 2003, including financial statements, are being mailed with this Proxy Statement.

     As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the shares represented by the Proxies solicited by the Board will be voted by the Proxies named therein in accordance with their best judgment.

     The Company will pay the cost of soliciting Proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and regular employees of the Company may solicit Proxies by telephone, telegram or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

     SHAREHOLDERS WHO WISH TO OBTAIN AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, TO BE FILED WITH THE SEC FOR THE FISCAL YEAR ENDED SEPTEMBER 28, 2003, MAY DO SO WITHOUT CHARGE BY WRITING TO JOHN A. INGLEMAN, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AT THE COMPANY'S OFFICES, 40 WEST HIGHLAND PARK DRIVE NE, HUTCHINSON, MINNESOTA 55350.

                                          By Order of the Board of Directors,

                                          /s/ Peggy Steif Abram

                                          Peggy Steif Abram
                                          Secretary

Dated: December 15, 2003

                                                                      APPENDIX A

                       HUTCHINSON TECHNOLOGY INCORPORATED
                            AUDIT COMMITTEE CHARTER
                           ADOPTED: NOVEMBER 19, 2003

PREAMBLE

     There shall be an Audit Committee of the Board of Directors (the "Board") of Hutchinson Technology Incorporated, a Minnesota corporation (the "Company"). The Committee's purpose shall be one of oversight of the Company's accounting and financial reporting processes and the audits of the Company's financial statements.

ORGANIZATION AND COMPOSITION

     The Committee shall consist of at least three directors appointed by the Company's Board. Each director appointed to the Committee shall:

          a) be qualified as an "independent director" within the meaning of Rule 4200 of the NASD Manual, meet the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and shall have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment;

          b) be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement; and

          c) be "independent" as defined by other applicable laws, regulations and listing requirements.

     At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the director's financial sophistication.

THE COMPANY'S FINANCIAL REPORTING AND RELATED RESPONSIBILITIES

     The Board of the Company recognizes that the preparation and reporting of the Company's financial statements and other financial information is the responsibility of the Company's management. It also recognizes that the auditing and rendering an opinion on, and the conducting independent limited reviews of, the Company's periodic financial statements and other financial information, and the auditing activities incident thereto, are the responsibility of the Company's outside auditors.

     Since the Company's management and its outside auditors, in the exercise of their responsibilities, acquire greater and more detailed information about the Company and its financial affairs than, and have other expertise beyond that of, the Committee members, the Committee's function is one of oversight. The Committee is not responsible for any assurances, verifications or expert opinion respecting either the Company's financial statements and other financial information, or the work of the Company's outside auditors (including such auditors' annual audit or limited reviews of the Company's financial statements or other financial information).

     The Board of the Company also recognizes that the Company's outside auditors are ultimately accountable to the Board and the Committee, which have the authority and responsibility to select, evaluate and where appropriate replace the outside auditors, and, if applicable, to nominate the outside auditors for shareholder approval in any proxy statement.

     The Company will provide appropriate funding, as determined by the Committee, for the payment of (i) compensation to any outside auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

COMMITTEE FUNCTIONS

     In carrying out its oversight function, the Committee:

          a) is directly responsible for the appointment, compensation, retention and oversight of the work of any outside auditors engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such outside auditor must report directly to the Committee;

          b) shall review and reassess annually the adequacy of the Audit Committee Charter;

          c) shall require that the Company's outside auditors provide the Committee with a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard No. 1 ("ISBS No. 1"), and actively discuss with the outside auditors their independence, and any disclosed relationships or services which may impact their objectivity or independence;

          d) recommend to the Board guidelines for the Company's hiring of employees of the independent auditors who were engaged on the Company's account;

          e) shall review the terms of proposed engagements of the outside auditors relating to services to the Company in connection with any formal investigation of possible fraud, financial statement misstatements or material weaknesses in internal controls, prior to such engagements;

          f) approve the retention of the independent auditors for any non-auditor service;

          g) shall consider whether the provision of services by the outside auditors (other than those services rendered in respect of the audit or review of the Company's annual or quarterly financial statements) is compatible with maintaining the outside auditor's independence, prior to engagement for such services;

          h) shall take, or recommend that the full Board take, appropriate action to oversee independence of the outside auditors, and shall have the authority to remove and replace, and where applicable nominate to the shareholders the outside auditors;

          i) evaluate together with the Board the performance of the independent auditors and whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis and, if so determined by the Committee, recommend that the Board replace the independent auditors;

          j) assure regular rotation, as may be specified by applicable laws, regulations and listing requirements, of the lead audit partner and the reviewing audit partner of the Company's independent auditor;

          k) shall prepare and sign annually a Committee Report, based upon the review and discussions of the Company's audited financial statements that are to be included in the Company's Form 10-K with the outside auditors and management, as to whether the Committee recommends to the Board that such audited financial statements be included in the Company's Form 10-K for filing with the Securities and Exchange Commission. The Committee, in connection with such a Report, shall:

     - review and discuss the audited financial statements with management;

     - review and discuss with the outside auditors the items required by Statement on Auditing Standards No. 61; and

     - receive the written disclosures and letter from the outside auditors as required by ISBS No. 1;

          l) shall, in connection with the Company's interim financial reporting, be available to meet and confer with management and/or the Company's outside auditors in respect to any report required to be made by such outside auditors to the audit committee in accordance with Statement on Auditing Standards No. 71 or in accordance with the terms of such outside auditors' engagement;

          m) review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet arrangements (if any) on the Company's financial statements;

          n) establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

          o) receive information from the Company's management about any significant deficiencies and material weaknesses in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls;

          p) shall from time to time assure its ability to meet with the Company's outside auditors and internal auditor outside the presence of other management personnel of the Company;

          q) is entitled to rely on information, opinions, reports or statements prepared or presented by one or more officers of the Company whom the Committee reasonably believes to be reliable and competent in the matters presented, or by the Company's outside auditors or other experts as to matters the Committee reasonably believes are within such auditor's or other expert's professional or expert competence;

          r) is entitled to rely on information provided by the Company's management and the outside auditors with respect to the nature of services provided by the outside auditor and the fees paid for such services;

          s) may retain at Company expense independent counsel, auditors or other advisors and experts of its choosing; and

          t) may conduct at Company expense any investigation deemed appropriate, with full access to all Company books, records, facilities, personnel and outside advisors.

                       HUTCHINSON TECHNOLOGY INCORPORATED

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               ANNUAL MEETING OF SHAREHOLDERS - JANUARY 28, 2004


HUTCHINSON TECHNOLOGY INCORPORATED                                         PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS - JANUARY 28, 2004

The undersigned, revoking any proxy heretofore given, hereby appoints Jeffrey W. Green, Wayne M. Fortun and W. Thomas Brunberg, and each of them, as Proxies, each with full power of substitution, for and in the name of the undersigned to vote, as designated on the reverse side hereof, all the shares of Common Stock of Hutchinson Technology Incorporated registered in the name of the undersigned at the close of business on December 4, 2003 upon the following matters more fully described in the Notice of and Proxy Statement for the Annual Meeting of Shareholders to be held on January 28, 2004 and at any adjournments thereof.


                            (Continued on other side)

                                                                       COMPANY #
                                                                       CONTROL #

THERE ARE THREE WAYS TO VOTE YOUR PROXY.

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL-FREE -- 1-800-240-6326

 - Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11 a.m. CT on January 27, 2004.

 - You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above, and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account (if you do not have a U.S. Social Security Number or Tax Identification Number, please enter four zeros).

 - Follow the simple instructions provided.

VOTE BY INTERNET-- HTTP://WWW.EPROXY.COM/HTCH/

 - Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12 p.m. (noon) CT on January 27, 2004.

 - You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above, and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. Social Security Number or Tax Identification Number, please leave blank.

 - Follow the simple instructions provided.

VOTE BY MAIL -- IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

 - Mark, sign and date your proxy card.

 - Return it in the enclosed postage-paid envelope or return it to Hutchinson Technology Incorporated, c/o Shareowner Services (TM), P.O. Box 64873, St. Paul, MN 55164-0873.

You may change your vote or revoke your proxy at any time before the Annual Meeting by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. If you have voted by telephone or via Internet, you may change your vote by calling the toll-free number again and following the instructions or signing on to the website and following the prompts. If you attend the Annual Meeting in person, you may revoke your proxy and vote in person at that time if you so desire.

                             - Please detach here -

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BELOW, BUT IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1. Election of directors:  01 W. Thomas Brunberg   05 Russell Huffer           / /  FOR all nominees   / /  WITHHOLD AUTHORITY
                           02 Archibald Cox, Jr.   06 R. Frederick McCoy, Jr.       (except as marked       to vote for all nominees
                           03 Wayne M. Fortun      07 William T. Monahan            to the contrary)        listed at left
                           04 Jeffrey W. Green     08 Richard B. Solum

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2. Ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the 2004 fiscal year.

       For               Against               Abstain

       / /                / /                     / /

3. ANY OTHER BUSINESS WHICH MAY PROPERLY BE CONSIDERED AND ACTED UPON AT SAID MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box
Indicate changes below:      / /         Date__________________________________

                                      Signature(s) in Box

                                      Please sign exactly as your name(s) appear on proxy. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. When signing as attorney, executor, administrator, guardian, custodian or corporate official, sign name and title.